IQST – iQSTEL Announces Metaverse Solution Targeting $61 Billion Market

March 21, 2023, New York, NY --- iQSTEL Inc. (OTCQX: IQST) today announced entering into a Joint Venture (JV) with GOTMY to accelerate the launch of a turnkey, white label metaverse solution for iQSTEL’s telecommunication customers. The metaverse market size by revenue is estimated to currently be worth $61.8 billion and expected to grow to $426.9 billion by 2027.

iQSTEL currently delivers over $90 million in annual base revenue from its telecommunications offerings while expanding upon its base to include a comprehensive suite of new services designed to satisfy basic human needs in a modern world: ubiquitous communications; financial freedom, and clean, affordable mobility.

iQSTEL’s telecommunications division is already profitable and management expects the EV and Fintech divisions to generate new profit streams this year.

GOTMY has expanded its personalized live video marketplace and platform offered through an app available for iPhone, Android and PC enabling content creators and internet influencers to host and monetize online events. GOTMY now offers a white label metaverse solution empowering brands, large and small, to host 3D events where participants can interact with the brand and even buy from the brand in an online store without downloading any app or using a wallet. Learn more about GOTMY here.

Through the JV with GOTMY, iQSTEL will offer its telecommunication carrier clients a white label solution enabling telecommunication carriers to interact with their customers (end users, and enterprises) through a metaverse platform.

The iQSTEL white label metaverse solution developed in partnership with GOTMY will be tailored to provide telecom carriers with a distinctive and immersive customer experience. In line with GOTMY’s mission to offer universally accessible experiential spaces, the iQSTEL solution for telecom carriers is intended to accommodate all mobile phone users, not just those with high-end VR headsets.

Jose E. Puente, CEO of GOTMY, expressed his enthusiasm for the collaboration: "We are eager to initiate this joint venture with iQSTEL, introducing our technology to the telecommunications market. We firmly believe that our white label metaverse will enable telecom carriers to provide exceptional and engaging experiences for their customers, while ensuring that these experiences are accessible to a broader audience."

IQSTEL management believes the metaverse will become as ubiquitous as the Internet serving as a standardized gateway for all content, products, services, and customer support services.

In conjunction with the GOTMY JV, iQSTEL also announces the new iQSTEL Metaverse business division, with Jose Enrique Puente as CEO. The first business objective of the new Metaverse division is to complete a graphic design upgrade and launch the iQSTEL metaverse solution next quarter.

Leandro Iglesias commented "We are very excited to launch our own metaverse platform. I have personally known Jose Enrique Puente for more than 15 years. He is a highly qualified entrepreneur and visionary with an impressive track record. iQSTEL is fortunate to have him on board. Under Jose’s leadership I expect our metaverse platform to first differentiate iQSTEL within the telecommunications carrier market and then to subsequently grow and expand into becoming the tie that unifies iQSTEL’s telecommunications, financial and mobility solutions into a seamless single offering satisfying basic human needs in a modern world: ubiquitous communications, financial freedom and clean, affordable mobility. Look for iQSTEL to launch the Joint Venture Metaverse Brand and Product next quarter adding to our telecommunications income and potentially compelling an increase to our current $105 million annual revenue forecast.”

The iQSTEL and GOTMY partnership is set to revolutionize the telecommunications industry by presenting carriers with a leading, innovative approach to connecting with their customers. By merging the expertise of two industry-leading companies, this trailblazing solution promises to make a substantial impact within the telecommunications sector.

About iQSTEL Inc.:

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly listed company holding an Independent Board of Directors and Audit Committee with a presence in 19 countries and 70 employees offering leading-edge services through its four business lines. The Telecom Division (www.iqstelecom.com), which represents the majority of current operations, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions, and international fiber-optic connectivity through its subsidiaries: Etelix, SwissLink, Smartbiz, Whisl, IoT Labs, and QGlobal SMS. The Fintech business line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home. The BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain. The Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles to work and have fun in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

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iQSTEL Inc.

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